EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Cushing Renaissance Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Cushing Renaissance Fund for the period ended May 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Cushing Renaissance Fund for the stated period.

/s/ Daniel L. Spears	/s/ John H. Alban
Daniel L. Spears	John H. Alban
President	Treasurer & Chief Financial Officer
The Cushing Renaissance Fund	The Cushing Renaissance Fund

Dated: August 6, 2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Cushing Renaissance Fund for purposes of Section 18 of the Securities Exchange Act of 1934.